Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380

PRESS RELEASE

Release Date: May 23, 2008

Contact:	Ms. Judith Barber
Corporate Secretary

SMITHTOWN BANCORP DECLARES CASH DIVIDEND

Smithtown, NY, May 23, 2008 - The board of directors of Smithtown Bancorp (NASDAQ: SMTB) has declared a cash dividend of $.04 per share payable to all common shareholders of record as of the close of business on June 13, 2008. The dividend will be paid on July 1, 2008.